Exhibit 10.ii.b

SECOND AMENDMENT TO THE PRODUCT SUPPLY AGREEMENT

This private agreement is hereby lawfully entered by MOSAIC DE ARGENTINA SOCIEDA ANÓNIMA; MOSAIC FERTILIZANTES DO BRASIL S.A.; and CARGILL BOLIVIA S.A; both duly identified to each other, and they do hereby covenant and agree to this amendment to THE PRODUCT SUPPLY AGREEMENT, signed on January, 20, 2009, according to the following clauses and conditions:

(1) The Parties above jointly agree to extend the Product Supply Agreement for one year, which shall remain effective until December 22, 2.011.

(2) All other clause and conditions of the Agreement amended hereunder remain unchanged.

IN WITNESS WHEROF, the Parties sign this Amendment in two copies of same tenor, in the presence of the witnesses here undersigned.

Date:	.

MOSAIC DE ARGENTINA SOCIEDA ANÓNIMA

MOSAIC FERTILIZANTES DO BRASIL LTDA.

CARGILL BOLIVIA S.A

Witnesses:

1)	2)